UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2011

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-1338042	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

101 Main Street, Suite 1850, Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (908) 707-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 4, Marc D. Beer, the Chief Executive Officer of Aegerion Pharmaceuticals, Inc. (the “Company”), entered into pre-arranged, non-discretionary stock trading plans with a broker to facilitate the purchase up to $1,600,000 of the Company’s common stock. Mr. Beer’s trading plans were adopted in accordance with Rule 10b5-1 (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s policies governing stock transactions by directors, executive officers and other employees. Rule 10b5-1 allows corporate insiders to establish prearranged stock trading plans when they are not in possession of material non-public information.

The Rule 10b5-1 share purchase period will commence as soon as April 3, 2011, the first date the broker is eligible to begin trading pursuant to the terms of the plans, and will continue until March 15, 2012, unless terminated earlier in accordance with the terms of the plans. Purchases will be effected by a broker and will be based upon the guidelines and parameters of the Rule 10b5-1 plans. The aggregate amount of shares purchased pursuant to the plans will not exceed $1,600,000. There is no guarantee as to the exact number of shares that will be purchased under the share purchase programs, and Mr. Beer may discontinue purchases at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2011

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Christine A. Pellizzari
Christine A. Pellizzari
Executive Vice President, General Counsel and Secretary